Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 12, 1999 relating to the consolidated financial statements and financial statement schedules, which appears in Urban Outfitters, Inc's Annual Report on Form 10-K for the year ended January 31, 1999.


/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
August 2, 1999